EXHIBIT 10.3

Option No.________

Executive Officer Form

TERRA TECH CORP.

Stock Option Grant Notice

Stock Option Grant under the Company’s

Amended and Restated

2018 Equity Incentive Plan

1.	Name and Address of Participant:

2.	Date of Option Grant:

3.	Type of Grant:

4.	Maximum Number of Shares for which this Option is exercisable:

5.	Exercise (purchase) price per share:

6.	Option Expiration Date:

7.	Vesting Start Date:

8.	Vesting Schedule: This Option shall become exercisable (and the Shares issued upon exercise shall be vested) as follows provided the Participant is an Employee, director or Consultant of the Company or of an Affiliate on the applicable vesting date:

[Insert Vesting Schedule]

Notwithstanding the foregoing, in the event the Participant’s service is terminated by the Company or an Affiliate without Cause (as defined below) or the Participant terminates their service for Good Reason (as defined below), 100% of the Shares which would have vested in each vesting installment remaining under this Option will be vested and exercisable for purposes of Section 25(b) of the Plan unless this Option has otherwise expired or been terminated pursuant to its terms or the terms of the Plan.

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For Purposes of the Vesting Schedule set forth above:

Cause means:

(i)	willful misconduct, dishonesty, fraud or breach of fiduciary duty to the Company;

(ii)	deliberate disregard of the lawful rules or policies of the Company, failure to perform assigned duties, or breach of an employment or other agreement with the Company, which results in direct or indirect loss, damage or injury to the Company;

(iii)	the unauthorized disclosure of any trade secret or confidential information of the Company;

(iv)	the commission of an act which constitutes unfair competition with the Company or which induces any customer or supplier to breach a contract with the Company;

(v)	conduct substantially prejudicial to the business of the Company; or

(vi)	the indictment of Participant for any felony involving deceit, dishonesty or fraud, or any criminal conduct by the Participant that would reasonably be expected to result in material injury or reputational harm to the Company.

For purposes hereof, whether or not the Participant has committed an act or omission of the type referred to in subparagraphs (i) through (vi) above will be determined by the Company’s Board of Directors in its reasonable, good faith discretion, based upon the facts known to the Company at the relevant time.

Good Reason means:

(i)	any material breach by the Company of this Agreement;

(ii)	a material reduction or material adverse change in the Participant’s current duties, responsibilities or reporting chain relative to Participant’s duties and authority, without his or her consent;

(iii)	the demand by the Company for the Participant to relocate or commute more than 50 miles from Participant’s current work location without his or her consent; or

(iv)	any reduction by the Company in the Participant’s base salary or the Participant’s performance bonus target without his or her consent, except for across-the-board compensation reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company.

For purposes hereof, whether or not the Participant has Good Reason to terminate his or her employment by the Company pursuant to subparagraphs (i) through (iv) above will be determined by the Company’s Board of Directors in its reasonable, good faith discretion, based upon the facts known to the Company at the relevant time.

The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement and the Plan.

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The Company and the Participant acknowledge receipt of this Stock Option Grant Notice and agree to the terms of the Stock Option Agreement attached hereto and incorporated by reference herein, the Company’s Amended and Restated 2018 Equity Incentive Plan and the terms of this Option Grant as set forth above.

TERRA TECH CORP.

By:
Name:
Title:

Participant

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TERRA TECH CORP.

STOCK OPTION AGREEMENT - INCORPORATED TERMS AND CONDITIONS

AGREEMENT made as of the date of grant set forth in the Stock Option Grant Notice by and between Terra Tech Corp. (the “Company”), a Nevada corporation, and the individual whose name appears on the Stock Option Grant Notice (the “Participant”).

WHEREAS, the Company desires to grant to the Participant an Option to purchase shares of its common stock, $.001 par value per share (the “Shares”), under and for the purposes set forth in the Company’s Amended and Restated 2018 Equity Incentive Plan (the “Plan”);

WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the same meanings as in the Plan; and

WHEREAS, the Company and the Participant each intend that the Option granted herein shall be of the type set forth in the Stock Option Grant Notice.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1. GRANT OF OPTION. The Company hereby grants to the Participant the right and option to purchase all or any part of an aggregate of the number of Shares set forth in the Stock Option Grant Notice, on the terms and conditions and subject to all the limitations set forth herein, under United States securities and tax laws, and in the Plan, which is incorporated herein by reference. The Participant acknowledges receipt of a copy of the Plan.

2. EXERCISE PRICE. The exercise price of the Shares covered by the Option shall be the amount per Share set forth in the Stock Option Grant Notice, subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares after the date hereof (the “Exercise Price”). Payment shall be made in accordance with Paragraph 10 of the Plan.

3. EXERCISABILITY OF OPTION. Subject to the terms and conditions set forth in this Agreement and the Plan, the Option granted hereby shall become vested and exercisable as set forth in the Stock Option Grant Notice and is subject to the other terms and conditions of this Agreement and the Plan.

4. TERM OF OPTION. This Option shall terminate on the Option Expiration Date as specified in the Stock Option Grant Notice, but shall be subject to earlier termination as provided herein or in the Plan.

If the Participant ceases to be an Employee, director or Consultant of the Company or of an Affiliate for any reason other than the death or Disability of the Participant, or termination of the Participant for Cause (the “Termination Date”), the Option to the extent then vested and exercisable pursuant to Section 3 hereof as of the Termination Date, and not previously terminated in accordance with this Agreement, may be exercised within three months after the Termination Date, or on or prior to the Option Expiration Date as specified in the Stock Option Grant Notice, whichever is earlier, but may not be exercised thereafter except as set forth below. In such event, the unvested portion of the Option shall not be exercisable and shall expire and be cancelled on the Termination Date.

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In the event of the Participant’s Disability or death within three months after the Termination Date, the Participant or the Participant’s Survivors may exercise the Option within one year after the Termination Date, but in no event after the Option Expiration Date as specified in the Stock Option Grant Notice.

In the event the Participant’s service is terminated by the Company or an Affiliate for Cause, the Participant’s right to exercise any unexercised portion of this Option even if vested shall cease immediately as of the time the Participant is notified his or her service is terminated for Cause, and this Option shall thereupon terminate. Notwithstanding anything herein to the contrary, if subsequent to the Participant’s termination, but prior to the exercise of the Option, the Administrator determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then the Participant shall immediately cease to have any right to exercise the Option and this Option shall thereupon terminate.

In the event of the Disability of the Participant, as determined in accordance with the Plan, the Option shall be exercisable within one year after the Participant’s termination of service due to Disability or, if earlier, on or prior to the Option Expiration Date as specified in the Stock Option Grant Notice. In such event, the Option shall be exercisable:

(a)	to the extent that the Option has become exercisable but has not been exercised as of the date of the Participant’s termination of service due to Disability; and

(b)	in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of the Participant’s termination of service due to Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the Participant’s termination of service due to Disability.

In the event of the death of the Participant while an Employee, director or Consultant of the Company or of an Affiliate, the Option shall be exercisable by the Participant’s Survivors within one year after the date of death of the Participant or, if earlier, on or prior to the Option Expiration Date as specified in the Stock Option Grant Notice. In such event, the Option shall be exercisable:

(x)	to the extent that the Option has become exercisable but has not been exercised as of the date of death; and

(y)	in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

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5. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company or its designee, in substantially the form of Exhibit A attached hereto (or in such other form acceptable to the Company, which may include electronic notice). Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Company). Payment of the Exercise Price for such Shares shall be made in accordance with Paragraph 10 of the Plan, except that Participant shall have the right to exercise by any method described in (b) or (c) of Paragraph 10 of the Plan without Administrator approval. The Company shall deliver such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws). The Shares as to which the Option shall have been so exercised shall be registered in the Company’s share register in the name of the person so exercising the Option (or, if the Option shall be exercised by the Participant and if the Participant shall so request in the notice exercising the Option, shall be registered in the Company’s share register in the name of the Participant and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person exercising the Option. In the event the Option shall be exercised, pursuant to Section 4 hereof, by any person other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

6. PARTIAL EXERCISE. Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.

7. NON‑ASSIGNABILITY. The Option shall not be transferable by the Participant otherwise than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. Such transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer and each such transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer. The term “Immediate Family” shall mean the Participant’s spouse, former spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, nieces, nephews and grandchildren (and, for this purpose, shall also include the Participant). Except as provided above in this paragraph, the Option shall be exercisable, during the Participant’s lifetime, only by the Participant (or, in the event of legal incapacity or incompetency, by the Participant’s guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option shall be null and void.

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8. NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE. The Participant shall have no rights as a stockholder with respect to Shares subject to this Agreement until registration of the Shares in the Company’s share register in the name of the Participant. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

9. ADJUSTMENTS. The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

10. TAXES. The Participant acknowledges and agrees that (i) any income or other taxes due from the Participant with respect to this Option or the Shares issuable pursuant to this Option shall be the Participant’s responsibility; (ii) the Participant was free to use professional advisors of his or her choice in connection with this Agreement, has received advice from his or her professional advisors in connection with this Agreement, understands its meaning and import, and is entering into this Agreement freely and without coercion or duress; (iii) the Participant has not received and is not relying upon any advice, representations or assurances made by or on behalf of the Company or any Affiliate or any employee of or counsel to the Company or any Affiliate regarding any tax or other effects or implications of the Option, the Shares or other matters contemplated by this Agreement; and (iv) neither the Administrator, the Company, its Affiliates, nor any of its officers or directors, shall be held liable for any applicable costs, taxes, or penalties associated with the Option if, in fact, the Internal Revenue Service were to determine that the Option constitutes deferred compensation under Section 409A of the Code.

The Participant agrees that the Company may withhold from the Participant’s remuneration, if any, the minimum statutory amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person’s gross income. At the Company’s discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Participant on exercise of the Option. The Participant further agrees that, if the Company does not withhold an amount from the Participant’s remuneration sufficient to satisfy the Company’s income tax withholding obligation, the Participant will reimburse the Company on demand, in cash, for the amount under-withheld.

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11. PURCHASE FOR INVESTMENT. Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue the Shares covered by such exercise unless the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act and until the following conditions have been fulfilled:

(a)	The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon any certificate(s) evidencing the Shares issued pursuant to such exercise:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws;” and

(b)	If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the Securities Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

12. RESTRICTIONS ON TRANSFER OF SHARES.

(a)	The Participant agrees that in the event the Company proposes to offer for sale to the public any of its equity securities and such Participant is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of Shares, then it will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Shares or other securities of the Company held by him or her during such period as is determined by the Company and the underwriters, not to exceed 180 days following the closing of the offering, plus such additional period of time as may be required to comply with FINRA rules or similar rules thereto promulgated by another regulatory authority (such period, the “Lock-Up Period”). Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions. Notwithstanding whether the Participant has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Shares or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.

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(b)	The Participant acknowledges and agrees that neither the Company, its stockholders nor its directors and officers, has any duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a termination of the service of the Participant by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

13. NO OBLIGATION TO MAINTAIN RELATIONSHIP. The Participant acknowledges that: (i) the Company is not by the Plan or this Option obligated to continue the Participant as an employee, director or Consultant of the Company or an Affiliate; (ii) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (iii) the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (iv) all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Company; (v) the Participant’s participation in the Plan is voluntary; (vi) the value of the Option is an extraordinary item of compensation which is outside the scope of the Participant’s employment or consulting contract, if any; and (vii) the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

14. NOTICES. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

Terra Tech Corp.

2040 Main Street, Suite 225

Irvine, California 92614

Attention: Chief Financial Officer and General Counsel

If to the Participant at the address set forth on the Stock Option Grant Notice or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in Nevada and agree that such litigation shall be conducted in the state courts of Clark County, Nevada or the federal courts of the United States for the District of Nevada.

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16. BENEFIT OF AGREEMENT. Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

17. ENTIRE AGREEMENT. This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof (with the exception of acceleration of vesting provisions contained in any other agreement with the Company). No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement. Notwithstanding the foregoing in all events, this Agreement shall be subject to and governed by the Plan.

18. MODIFICATIONS AND AMENDMENTS. The terms and provisions of this Agreement may be modified or amended as provided in the Plan.

19. WAIVERS AND CONSENTS. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

20. DATA PRIVACY. By entering into this Agreement, the Participant: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of options and the administration of the Plan; (ii) to the extent permitted by applicable law waives any data privacy rights he or she may have with respect to such information, and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form for the purposes set forth in this Agreement.

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Exhibit A

NOTICE OF EXERCISE OF STOCK OPTION

To:	Terra Tech Corp.

IMPORTANT NOTICE: This form of Notice of Exercise may only be used at such time as the Company has filed a Registration Statement with the Securities and Exchange Commission under which the issuance of the Shares for which this exercise is being made is registered and such Registration Statement remains effective.

Ladies and Gentlemen:

I hereby exercise my Stock Option to purchase _________ shares (the “Shares”) of the common stock, $.001 par value, of Terra Tech Corp. (the “Company”), at the exercise price of $________ per share, pursuant to and subject to the terms of that Stock Option Grant Notice dated _______________, 20__.

I understand the nature of the investment I am making and the financial risks thereof. I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the Shares.

I am paying the option exercise price for the Shares as follows:

_________________________________________

Please issue the Shares (check one):

☐ to me; or

☐ to me and ____________________________, as joint tenants with right of survivorship,

at the following address:

_________________________________________

_________________________________________

_________________________________________

Exhibit A-1

My mailing address for stockholder communications, if different from the address listed above, is:

___________________________________________

___________________________________________

___________________________________________

Very truly yours,

Participant (signature)

Print Name

Date

Exhibit A-2